Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Pennsylvania Slot Tax (4)	Weighted Average Number of Slot Machines (5)
October-11	$247,452,591	$19,777,687	7.99%	$10,695,205	2332
November-11	243,144,593	19,325,225	7.95%	10,512,272	2332
December-11	246,362,036	20,055,646	8.14%	10,913,798	2330
January-12	242,702,884	18,350,944	7.56%	9,974,764	2331
February-12	246,261,227	20,163,396	8.19%	10,953,220	2332
March-12	266,393,720	21,284,538	7.99%	11,576,518	2332
April-12	249,193,452	20,071,776	8.05%	10,853,251	2332
May-12	248,984,485	19,683,603	7.91%	10,650,625	2332
June-12	245,466,694	19,940,431	8.12%	10,779,375	2332

Fiscal Year 2012	$2,235,961,682	$178,653,246	7.99%	$96,909,028

October-10	$250,042,219	$19,173,590	7.67%	$10,469,179	2466
November-10	220,820,405	17,201,871	7.79%	9,429,408	2466
December-10	218,495,502	17,282,357	7.91%	9,463,310	2465
January-11	218,932,310	18,064,612	8.25%	9,888,536	2466
February-11	224,258,045	18,281,859	8.15%	9,996,040	2465
March-11	257,443,061	20,181,203	7.84%	11,043,815	2359
April-11	253,794,246	20,303,599	8.00%	11,074,831	2332
May-11	253,620,487	18,849,371	7.43%	10,286,350	2332
June-11	246,019,617	17,893,523	7.27%	9,747,623	2332
July-11	269,642,513	20,656,416	7.66%	11,244,925	2332
August-11	257,980,434	20,674,092	8.01%	11,290,220	2331
September-11	245,155,473	18,765,199	7.65%	10,277,334	2332

Fiscal Year 2011	$2,916,204,312	$227,327,692	7.80%	$124,211,571

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue.”
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Pennsylvania Slot Tax” is defined as the portion of gross slot win that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of gross slot win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.